UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 23, 2007

Date of Report (Date of earliest event reported)

FNB Financial Services Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 000-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 23, 2007, FNB Financial Services Corporation (the “Company”) issued a press release and sent a letter to its employees announcing the senior management group for the combined company resulting from the merger of LSB Bancshares, Inc. and the Company.  A copy of the press release is attached to this filing as Exhibit 99.1 and a copy of the letter to employees is attached to this filing as Exhibit 99.2.  Both Exhibits are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

This Exhibit is being provided solely for the purpose of providing disclosure pursuant to Item 8.01 – Other Events.

(99.1)	Press release issued by the Company on March 23, 2007.
(99.2)	Letter to the Company’s employees dated March 23, 2007.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2007	FNB FINANCIAL SERVICES CORPORATION (Registrant) By: /s/ K. Dwight Willoughby K. Dwight Willoughby Senior Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of FNB Financial Services Corporation dated March 23, 2007.
99.2	Letter to FNB Financial Services Corporation employees dated March 23, 2007.